Exhibit 99.2

Prestige Brands Holdings, Inc. Announces Commencement of Tender Offer and Consent Solicitation of 8.25% Senior Notes due 2018

Tarrytown, NY, December 3, 2013— Prestige Brands Holdings, Inc. (NYSE: PBH) (the “Company”) announced today that its wholly-owned subsidiary, Prestige Brands, Inc. (“Prestige Brands”), intends to commence a cash tender offer and consent solicitation with respect to any and all of its outstanding $250.0 million aggregate principal amount of 8.25% Senior Notes due 2018 (the “2018 Notes”) on the terms and subject to the conditions set forth in Prestige Brands’ Offer to Purchase and Consent Solicitation Statement, dated December 3, 2013 (the “Offer to Purchase”) and related Letter of Instructions. The tender offer and consent solicitation will expire at Midnight, New York City time, on December 31, 2013, unless extended or earlier terminated by Prestige Brands (the “Expiration Time”).

Holders who validly tender (and do not validly withdraw) their 2018 Notes on or prior to 5:00 p.m., New York City time, on December 16, 2013, (the “Consent Payment Deadline”), and whose 2018 Notes are accepted for payment, will receive the total consideration equal to $1,063.30 per $1,000 principal amount of 2018 Notes (the “Total Consideration”), plus any accrued and unpaid interest on the 2018 Notes up to, but not including, the first settlement date. The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of 2018 Notes.

Holders who validly tender (and do not validly withdraw) their 2018 Notes after the Consent Payment Deadline but on or prior to the Expiration Time, and whose 2018 Notes are accepted for payment, will receive the tender consideration equal to $1,033.30 per $1,000 principal amount of 2018 Notes (the “Tender Consideration”), plus accrued and unpaid interest up to, but not including, the final settlement date. Holders of 2018 Notes tendered after the Consent Payment Deadline will not receive the consent payment.

Holders who tender 2018 Notes on or prior to the Consent Payment Deadline may withdraw such 2018 Notes at any time on or prior to the Consent Payment Deadline or in limited circumstances where withdrawal rights are required by law.

In connection with the tender offer, Prestige Brands is also soliciting consents from the holders of the 2018 Notes to certain proposed amendments that would eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the indenture governing the 2018 Notes. In addition, the proposed amendments will have the effect of automatically releasing the liens on the collateral that secures Prestige Brands’ obligation that the 2018 Notes be secured on an equal and ratable basis with the obligations under Prestige Brands’ existing credit agreement. Adoption of the proposed amendments with respect to the 2018 Notes requires the consent of the holders of at least a majority of the outstanding principal amount of the 2018 Notes. The proposed amendments will be set forth in a supplemental indenture that is described in more detail in the Offer to Purchase. Holders who tender their 2018 Notes will be deemed to consent to all of the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their 2018 Notes in the tender offer.

Provided that certain customary conditions to the tender offer, including a financing condition, have been satisfied or waived by Prestige Brands, Prestige Brands will pay for 2018 Notes purchased in the tender offer, together with accrued interest, on either the first settlement date or the final settlement date, as applicable. Holders of 2018 Notes that have been validly tendered and accepted by Prestige Brands by the Consent Payment Deadline will receive the Total Consideration and will be paid on the first settlement date, which is expected to be promptly after satisfaction of the financing condition and following the Consent Payment Deadline, provided that all other conditions to the offer have been satisfied or waived at such time. Holders of 2018 Notes that have been validly tendered and accepted by Prestige Brands after the Consent Payment Deadline, but on or prior to the Expiration Time, will receive the Tender Consideration only, and will be paid on the final settlement date, which is expected to be promptly after the date on which the Expiration Time occurs.

This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to sell or buy any securities. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and the related Letter of Instructions. The tender offer and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Prestige Brands, the dealer manager, the solicitation agent, the information agent, the tender agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their 2018 Notes in the tender offer or deliver their consent to the proposed amendments.

Morgan Stanley & Co. LLC is acting as the dealer manager and solicitation agent and D.F. King & Co., Inc. is acting as the tender agent and information agent for the tender offer and consent solicitation. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 431-9643 (toll-free) or (212) 269-5550 (collect). Questions regarding the tender offer and consent solicitation may be directed to Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter and household products throughout the U.S., Canada, and certain international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor’s® NightGuard® dental protector, The Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden’s® throat drops and Dramamine® motion sickness treatment, Debrox® ear wax remover, Beano® digestive aid, Gaviscon® antacid in Canada, and BC® and Goody’s® headache powders.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe”, “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. These "forward-looking" statements include statements relating to, among other things, the tender offer and the consent solicitation. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors. Prestige Brands' ability to consummate the tender offer depends on a variety of factors, including without limitation the satisfaction of certain conditions. Prestige Brands may not consummate the tender offer in accordance with the terms described in this press release or at all. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact: Dean Siegal

(914) 524-6819